Exhibit 99.1

CITADEL BROADCASTING SIGNS MERGER AGREEMENT WITH CUMULUS MEDIA

LAS VEGAS, March 10, 2011 – Citadel Broadcasting Corporation (“Citadel”) announced today that it has entered into a definitive merger agreement with Cumulus Media Inc. (NASDAQ: CMLS) under which Cumulus will acquire Citadel in a cash-and-stock transaction.

Under the terms of the transaction, which has been unanimously approved by the Boards of Directors of both companies, Citadel stockholders will have the right to elect to receive $37.00 in cash or 8.525 shares of Cumulus Class A Common Stock for each share of Citadel Common Stock, subject to proration. Holders of warrants to purchase Citadel Class B Common Stock will have the right to elect to have their warrants adjusted to cover the same cash and stock consideration, subject to proration. Based on the closing price of the Cumulus Class A Common Stock on March 9, 2010 of $5.10, the transaction values Citadel as an enterprise at approximately $2.5 billion.

The total amount of cash available in the transaction is approximately $1.4 billion and the total number of shares of Cumulus Class A Common Stock available in the transaction is approximately 151 million shares. The consideration to be received by holders of Citadel Common Stock and warrants will be prorated to the extent the cash or stock is oversubscribed. If all holders of Citadel Common Stock and warrants were to elect to receive the cash consideration, then the consideration to be received for each Citadel share would be prorated to $30.00 in cash and 1.613 shares of Cumulus Class A Common Stock, for a total implied value of $38.23, based on the closing price of Cumulus Class A Common Stock on March 9, 2011. If all holders of Citadel Common Stock and warrants were to elect to receive all stock, then the consideration to be received for each Citadel share would be prorated to $23.00 in cash and 3.226 shares of Cumulus Class A Common Stock, for a total implied value of $39.45, based on the closing price of Cumulus Class A Common Stock on March 9, 2011. The actual value of the consideration to be received by the holders of Citadel Common Stock and warrants will depend upon the value of Cumulus Class A Common Stock at the time of the closing of the transaction. Depending on the results of the elections and prorations, Citadel stockholders will own between approximately 30% and approximately 51% of the combined company.

Cumulus, which is in the process of acquiring the remaining equity interests it does not own in Cumulus Media Partners LLC (“CMP”), expects to refinance all of the outstanding debt of Cumulus, CMP and Citadel as part of the transaction. Cumulus has obtained commitments for up to $500 million in equity financing from Crestview Partners and Macquarie Capital, and up to $3.025 billion in debt financing.

“Citadel’s Board of Directors has been focused on maximizing stockholder value,” said Farid Suleman, President and Chief Executive Officer. “We believe this transaction appropriately reflects the value of the Company’s assets and is in the best interests of Citadel stockholders – who can benefit from a substantial cash payment as well as stock in the combined company, which provides the opportunity to participate in the upside of the combination. I am particularly grateful to Citadel’s dedicated employees who have been instrumental in creating substantial value since the Company’s reorganization in June 2010.”

Completion of the merger is subject to certain customary closing conditions, including, among other things, approval of the Citadel stockholders, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and regulatory approval from the Federal Communications Commission. Stockholders holding approximately 54% of the voting power of Cumulus Common Stock have executed written consents adopting and approving the issuances of shares in connection with the merger and equity financing (as well as a related amendment to the Cumulus charter) simultaneously with the execution of the definitive merger agreement. No additional Cumulus stockholder action is required to complete the merger. Citadel expects to complete the transaction by the end of 2011.

J.P. Morgan and Lazard are acting as Citadel’s financial advisors. Lazard has delivered a fairness opinion to the Citadel Board of Directors in connection with the transaction based upon and subject to the assumptions set forth in the opinion. Weil, Gotshal & Manges LLP is acting as Citadel’s legal advisor.

About Citadel Broadcasting Corporation

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 166 FM stations and 59 AM stations in the nation’s leading markets, in addition to owning and operating the Citadel Media business, which is among the largest radio networks in the U.S. For more information, visit www.citadelbroadcasting.com.

Forward-looking Statements

This press release, as well as other statements made by Citadel, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Citadel’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Citadel’s operations and business environment, which may cause the actual results of Citadel to be materially different from any future results, express or implied, by such forward-looking statements. These risks and uncertainties include, but are not limited to, (i) our ability to grow our business, (ii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected, (iii) changes in the financial markets, (iv) fluctuations in interest rates, and (v) those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the third quarter of 2010, filed with the SEC on November 15, 2010 and amended on February 17, 2011.

This press release also contains forward-looking statements regarding the merger of Cumulus and Citadel and related financing. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, the possibility that the merger or the related financing is not consummated, the failure to obtain necessary regulatory or stockholder approvals or to satisfy any other conditions to the merger, the failure to realize the expected benefits of the merger, and general economic and business conditions that may affect the companies before or following the merger.

Important Information for Investors and Stockholders

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Citadel by Cumulus that may result from the merger agreement. Subject to future developments, Cumulus may file with the Securities and Exchange Commission a registration statement on Form S-4 that includes a proxy statement/prospectus of Cumulus and Citadel relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CITADEL ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CITADEL, CUMULUS AND THE PROPOSED ACQUISITION, IF ANY. Investors and security holders may obtain a copy of the registration statement and proxy statement/prospectus and other relevant materials filed with the SEC free of charge (when they become available) at the SEC’s web site at www.sec.gov. The registration statement and proxy statement/prospectus and such other documents, if and when they become available, may also be obtained free of charge on Citadel’s website at www.CitadelBroadcasting.com under the tab “Investor Relations”.

Citadel and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Citadel stockholders in connection with the proposed acquisition. Information regarding these participants will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC (if and when they become available).

Contacts:

Anna Cordasco/Jonathan Doorley

Sard Verbinnen & Co

(212) 687-8080

3